Exhibit 99.1

Healthcare AI Acquisition Corp. Announces Separate Trading of its Class A Ordinary Shares and Warrants Commencing January 31, 2022

Press Release

LONDON, January 27, 2022 - Healthcare AI Acquisition Corp. (the “Company”), announced today that, commencing January 31, 2022, holders of the units sold in the Company’s public offering of 21,562,401 units, completed on December 14, 2021, which included the sale of additional 1,562,401 units in connection with the partial exercise of the underwriters’ option to purchase up to 3,000,000 units at the initial public offering price to cover over-allotments, may elect to separately trade the Class A ordinary shares and warrants included in the units. Those units not separated will continue to trade on the Nasdaq Stock Market LLC (“NASDAQ”) under the symbol “HAIAU,” and the Class A ordinary shares and warrants that are separated will trade on the NASDAQ under the symbols “HAIA” and “HAIAW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The units were initially offered by the Company in an underwritten offering. Citigroup Global Markets Inc. and Jefferies LLC acted as joint book-running managers for the offering.

The registration statement relating to the securities of the Company was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 9, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus related to the offering may be obtained for free by visiting EDGAR on the SEC's website at www.sec.gov or by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone number 1-800-831-9146 or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 821-7388 or by email at prospectus_department@jefferies.com.

About Healthcare AI Acquisition Corp.

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by

Healthcare AI Acquisition, LLC, an affiliate of Stanley Capital. While the Company may pursue an initial business combination target in any industry or geographic region, it intends to focus its search on businesses in the healthcare and pharmaceutical industry, specifically companies within the e-Clinical, Healthcare Information Technology or Outsourced Pharmaceutical Services industries with high AI readiness and technological transformation potential.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” related to the initial public offering and search for an initial business combination. No assurance can be given that the offering will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the Company’s control, including those set forth in the Risk Factors section of the company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts

Zach Kouwe/ Doug Allen
Dukas Linden Public Relations
HAIA@dlpr.com
212-704-7385